Exhibit 10.1

2022 INTERNATIONAL BANCSHARES CORPORATION

STOCK APPRECIATION RIGHTS PLAN

The 2022 INTERNATIONAL BANCSHARES CORPORATION STOCK APPRECIATION RIGHTS PLAN (the “Plan”) is intended to advance the interests of the Company and its shareholders by affording officers, employees, consultants and advisors of the Company and its Subsidiaries an opportunity to participate in the Company’s growth by the grant of Stock Appreciation Rights under the terms set forth herein. The Company seeks to motivate and retain present officers, employees, consultants and advisors of the Company and its Subsidiaries as well as attract highly competent individuals whose judgment, initiative, leadership, and continued effort will contribute to the success of the Company and its Subsidiaries. The Company believes that this Plan will contribute to that end.

ARTICLE I
DEFINITIONS

For purposes of this Plan:

1.01        Award. The term “Award” means a grant of Stock Appreciation Rights issued under the Plan.

1.02       Award Agreement. The term “Award Agreement” means a written agreement between the Company and a Participant with respect to the terms of an Award.

1.03        Base Value. The term “Base Value” means the Fair Market Value of one share of Company Stock on the Grant Date of a Stock Appreciation Right.

1.04        Board of Directors. The term “Board” or “Board of Directors” means the Company’s Board of Directors.

1.05        Change in Control. The term “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Company, any affiliate (as defined in Rule 144 under the Securities Act) of the Company as of the Effective Date, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing more than 20% of the combined voting power of the Company’s then outstanding voting securities; provided, however, a Change of Control shall not be deemed to occur solely because such person acquired beneficial ownership of more than 20% of the combined voting power of the Company’s then outstanding voting securities as a result of the acquisition of voting securities by the Company, which by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, such person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by such person, then a Change of Control shall occur;

(ii) During any period of 24 consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsection (i), (iii) or (iv) of this Section 1.05) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii) The Company’s shareholders approve a merger, consolidation or reorganization of the Company with any other corporation, other than a merger, consolidation or reorganization which would result in the shareholders of the Company immediately before such merger, consolidation or reorganization, owning, directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization; or

(iv) The Company’s shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(v) Notwithstanding anything in the Plan to the contrary, in the event any payment made pursuant to the Plan is subject to Section 409A of the Code, the definition of “Change of Control” will be interpreted to mean a “change in control event” within the meaning of Treasury Regulation 1.409A-3(i)(5) but only to the extent necessary to prevent such payment from becoming subject to additional tax under Code Section 409A.

1.06        Change in Control Price. The term “Change in Control Price” means (a) in the event of a Change in Control described in (i), (ii) or (iv) of Section 1.05 above, the average closing per share Stock price of the 60-day period immediately preceding the date of determination of the Change in Control, and (b) in the event of a Change in Control described in (iii) above, the price per share of Stock paid in any transaction related to such Change in Control.

1.07       Code. The term “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, provided that any specific reference herein to a particular section of the Code will, to the extent applicable, refer to the corresponding section or provision of any such successor statute.

1.08        Committee. The term “Committee” means a Board committee appointed by the Board from time to time consisting of at least two Board members, each of whom is both a Non-Employee Director and an Outside Director.

1.09        Company. The term “Company” means INTERNATIONAL BANCSHARES CORPORATION, a Texas corporation, and any successor thereof.

1.10        Effective Date. The term “Effective Date” means the date on which the Plan is approved by the Board in accordance with Section 8.01.

1.11        Eligible Person. The term “Eligible Person” means any officer, employee, consultant or advisor of the Company or any Subsidiary, as may be designated from time to time by the Committee as eligible to receive a Stock Appreciation Right subject to the conditions set forth herein.

112.        Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

1.13        Fair Market Value. The term “Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Stock on the applicable date, (i) as reported by the national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market, Inc. or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Stock is listed or traded. If the Stock is not readily traded on a national securities exchange, The Nasdaq Stock Market, Inc. or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined under any reasonable manner and in good faith by the Committee in accordance with the Regulations and applicable guidance under Section 409A of the Code.

1.14       Grant Date. The term “Grant Date” means the date on which a Stock Appreciation Right is approved by the Board, or such later date as designated by the Board and set forth in an Award Agreement.

1.15        Non-Employee Director. The term “Non-Employee Director” has the meaning given to it by Rule 16b-3 promulgated under the Exchange Act.

1.16        Outside Director. The term “Outside Director” means the definition provided by Regulations under the Exchange Act, as may be amended from time to time.

1.17        Participant. The term “Participant” means an Eligible Person who has been granted a Stock Appreciation Right hereunder.

1.18        Plan. The term “Plan” means this 2022 International Bancshares Corporation Stock Appreciation Rights Plan, as it may be amended from time to time.

1.19        Regulations. The term “Regulations” means the Treasury Regulations promulgated under the Code.

1.20        Stock. The term “Stock” means common stock, par value $1.00 per share, issued by the Company.

1.21        Stock Appreciation Right. The term “Stock Appreciation Right” means the right pursuant to an Award granted under Section 4 to receive, upon exercise, a cash amount equal to the number of shares of Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Stock on the date the Award is exercised, over (b) the Base Value of a share of Stock as specified in the Award Agreement.

1.21        Subsidiary. The term “Subsidiary” means any subsidiary corporation, as defined in Section 424(f) of the Code, to which the Committee has determined to extend the application of this Plan.

ARTICLE II
PARTICIPATION

2.01 Participation. A grant of a Stock Appreciation Right under this Plan may be made by the Committee to any Eligible Person. In determining the eligibility of an individual to be granted a Stock Appreciation Right, as well as in determining the number of Stock Appreciation Rights to be granted to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its Subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its Subsidiaries, and such other factors as the Committee may deem relevant.

ARTICLE III
UNDERLYING SHARES OF STOCK SUBJECT TO AWARDS

3.01 Limitations. Subject to Section 3.02 and adjustments pursuant to the provisions of Section 3.03, the aggregate number of underlying shares of Stock that may be used for Stock Appreciation Right grants under the Plan shall not exceed 750,000 shares.

3.02 Future Availability of Granted Underlying Shares. Once a Stock Appreciation Right granted under the Plan has expired or been canceled, forfeited, or terminated without payment on the Award, the underlying shares of Stock to which the Stock Appreciation Right Award related shall again be available for Awards under the Plan, and the Committee shall have the sole discretion to issue a new Stock Appreciation Right to any Eligible Person, covering the number of shares to which such expired, terminated, cancelled or forfeited Stock Appreciation Right related.

3.03 Adjustments To Outstanding Stock Appreciation Rights. In the event that the Company’s outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation or other entity by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, dividends payable in capital stock, or similar event affecting the Company, appropriate adjustment shall be made (i) in the aggregate number and kind of underlying shares to which Stock Appreciation Rights may be granted under the Plan, (ii) the number and kind of underlying shares that relate to outstanding Stock Appreciation Rights or portions thereof then unexercised, (iii) a corresponding adjustment in the Base Value shall be made to each outstanding Stock Appreciation Right. Such adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive on all persons. Except as expressly provided herein, no issuance by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of Stock subject to a Stock Appreciation Right. Any such adjustments shall be made in a manner that would not cause the Stock Appreciation Right to become subject to Section 409A of the Code. No adjustment may be made to a Stock Appreciation Right that would cause the Base Value to be less than 100% of the Fair Market Value of one share of Stock as of the Grant Date.

3.04 Award Agreement. Each grant of a Stock Appreciation Right under the Plan shall be evidenced by a written Award Agreement dated as of the Grant Date and executed by the Company and the Participant. The rights of a grantee in and to a Stock Appreciation Right shall become effective only upon execution and delivery by the Company of the Award Agreement. Such Award Agreement shall set forth the terms and conditions of such Stock Appreciation Right, including but not limited to the maximum duration of the Stock Appreciation Right, the number of underlying shares of Stock to which the Stock Appreciation Right pertains, and the conditions upon which the Stock Appreciation Right shall become vested and exercisable, as may be determined by the Committee consistent with this Plan.

3.05 No Rights as an Equity Holder. No Participant shall have any rights as an equity holder from participation in the Plan and shall not be entitled to any voting, dividend or other distribution rights related to shares of Stock underlying any Stock Appreciation Right granted hereunder.

ARTICLE IV
STOCK APPRECIATION RIGHTS

4.01 Stock Appreciation Rights; Grant and Exercise. The Committee shall have full and final authority to select those Eligible Persons who will be granted Stock Appreciation Rights. Subject to Federal and state statutes then applicable and the express terms of this Plan, the terms and procedures by which a Stock Appreciation Right may be exercised shall be set forth in the Participant’s Award Agreement or in procedures established by the Committee. Certain of the procedures for the notice of the grant of a Stock Appreciation Right, the execution of the Award Agreement, and the exercise of a Stock Appreciation Right, are as follows:

(a) As soon as practicable after a determination is made by the Committee to grant a Stock Appreciation Right to an Eligible Person, as set forth in this Article IV, the appropriate officer or officers of the Company shall give notice (written or oral) to such effect to each such Eligible Person, which notice shall be accompanied by a copy or copies of the Award Agreement to be executed by such Eligible Person.

(b) Upon the due execution by such Eligible Person and the Company of an Award Agreement (on such terms as the Committee shall determine) within such number of days from the giving of such notice as shall be specified in such notice (unless waived by the Company), such Stock Appreciation Right shall be granted and such Eligible Person shall become and be a Participant.

(c) Each Stock Appreciation Right granted under the Plan shall, subject to this Section, be exercisable at such time or times and during such period as shall be set forth in the Award Agreement and as set forth herein; provided, however, that no Stock Appreciation Right granted under the Plan shall have a term in excess of 10 years from the Grant Date, and shall be exercisable only if in compliance with all applicable Federal and state securities laws can be effected.

(d) Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company a cash amount equal to the number of shares of Stock subject to the Stock Appreciation Right that is then being exercised multiplied by the excess of (i) the Fair Market Value of a share of Stock on the date the Award is exercised, over (ii) the Base Value specified in the Award Agreement. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in cash only.

(e) The Base Value of a Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Stock on the Grant Date.

4.02 Vesting of Stock Appreciation Rights. The Award Agreement shall specify the date or dates on which a Stock Appreciation Right shall vest and the date or dates on which the Participant may begin to exercise all or a portion of such Stock Appreciation Right. Each Stock Appreciation Right shall vest and become exercisable no earlier than one year after the Grant Date and may not be exercised for a fraction of a share of Stock. To the extent not exercised, the vested portion of a Stock Appreciation Right shall be exercisable, in whole or in part, after becoming exercisable, but not later than the date on which the Stock Appreciation Right terminates, as set forth in the Award Agreement. Notwithstanding the terms of any Award Agreement, the Committee at any time may accelerate such date or dates and otherwise waive or amend any conditions of a Stock Appreciation Right in a manner that is not adverse to the Stock Appreciation Right holder or that would subject the Stock Appreciation Right to Code Section 409A.

4.03 Return of Stock Appreciation Right Payment.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to a Stock Appreciation Right shall be subject to any return of Stock Appreciation Right Payment policy then in in effect, as well as a reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of a Stock Appreciation Right. Such events may include, but shall not be limited to: (i) upon the Participant having been charged with an act punishable by imprisonment or having committed an act of moral turpitude; (ii) breach (or anticipated breach), as determined in the Company’s sole and absolute discretion, of the Non-Disclosure and Non-Solicitation Agreement (“NDA”) signed by Participant in substantially the form attached to the Participant’s Stock Appreciation Rights Agreement; (iii) directly or indirectly rendering services to or engagement with any individual or business which is competitive with IBC’s Business (as defined in the NDA) within twelve months after Participant’s Separation of Service; or (iv) other conduct by the Participant that is detrimental to the business and/or reputation of the Company or its Subsidiaries, as determined in the sole and absolute discretion of the Company.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, a Participant shall reimburse the Company for the amount of any benefit received under the Plan during the three year period preceding the date on which the Company is required to prepare the accounting restatement which is in excess of the amount that would have been received under the accounting restatement as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated thereunder or as required by any other applicable law, rule or Regulation, including any applicable banking Regulations.

4.04 Section 409A. Any grant of a Stock Appreciation Right is not intended to be a deferral of compensation as defined under Section 409A of the Code and the Regulations promulgated thereunder, and the Plan is to be construed accordingly.

ARTICLE V
PLAN ADMINISTRATION

5.01 Plan Administration.

(a) The Plan and all Award Agreements under the Plan shall be administered by the Committee. In addition to the implied powers and duties that may be needed to carry out the provisions of the Plan and Award Agreements, the Committee shall have full authority and absolute sole discretion:

(i) To grant Stock Appreciation Rights;

(ii) To determine, consistent with the provisions of this Plan, which of the Eligible Persons shall be granted Stock Appreciation Rights; the form, terms, conditions, timing and amount of such Stock Appreciation Rights; the number of shares of Stock subject to each Stock Appreciation Right and the Base Value of each Stock Appreciation Right; and the period over which the Stock Appreciation Right shall vest and become and remain exercisable;

(iii) To determine the form and terms and provisions of each respective Award Agreement, which need not be identical;

(iv) To construe and interpret this Plan and the Award Agreements;

(v) To make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan;

(vi) To correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement, and, subject to the provisions in Section 8.02, adopt modifications or amendments to the Plan or any Award Agreement, including any modification or amendment necessary to comply with the laws of the countries and other jurisdictions in which the Company or its Subsidiaries operate;

(vii) To modify, amend, or adjust the terms or conditions of any outstanding Stock Appreciation Rights unilaterally in any manner that is not adverse to the Stock Appreciation Right holder, subject to the terms of the Plan;

(viii) To accelerate the vesting of Stock Appreciation Rights upon the occurrence of a Change in Control, subject to the provisions in Section 3.03; and adjust Award Agreements accordingly; and

(ix) To adopt, alter, and repeal such rules, guidelines, and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any outstanding Stock Appreciation Rights (including related Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

(b) The decision of the Committee as to all questions of interpretation and application of the Plan and the Award Agreements shall be final, binding and conclusive on all persons. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.

5.02 Advisors to Committee. The Committee may designate employees of the Company and its Subsidiaries and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees of the Company to execute agreements or other documents on behalf of the Committee in connection with the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

5.03 Participants Outside the U.S. In order to conform with the provisions of local laws and laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Stock Appreciation Rights granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

ARTICLE VI
MISCELLANEOUS PROVISIONS

6.01 Applicable Law. To the extent that state law shall not have been preempted by any laws of the United States, this Plan shall be construed, regulated, interpreted and administered according to the laws of the State of Texas, without regard to conflicts of law principles.

6.02 Expenses. The cost of benefit payments from this Plan and the expenses of administering this Plan shall be borne by the Company; provided, however, that except as otherwise specifically provided in this Plan or the applicable Award Agreement, the Company shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with the Plan, any Stock Appreciation Right granted under the Plan or any Award Agreement.

6.03 Gender and Number. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.

6.04 Headings Not Part of Plan. Headings of Articles and Sections are inserted for convenience and reference; they constitute no part of the Plan.

6.05 Indemnification. No member of the Board of Directors or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan. nor shall any member of the Board of Directors or the Committee be liable for any Award Agreement issued pursuant to the Plan or any grants under the Plan. Without limiting any other rights to indemnification, each member of the Board of Directors and of the Committee shall be indemnified by the Company against any losses incurred in such administration of the Plan to the fullest extent permitted by the Texas Business Corporation Act, as amended.

6.06 Limitation of Rights.

(a) Neither the adoption and maintenance of the Plan or any Award Agreement under the Plan nor anything contained herein, shall with respect to any Participant, be deemed to:

(i) limit the right of the Company or any Subsidiary to discharge or discipline any such person, or otherwise terminate or modify the terms of his or her employment at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue employment for a specified period of time, or

(ii) create any contract or other right or interest under the Plan other than as specifically provided in the Plan or an Award Agreement under the Plan.

(b) A Participant shall not be deemed for any purpose to be a shareholder of the Company with respect to any share of Stock underlying a Stock Appreciation Right.

(c) No individual shall have the right to be selected to receive a Stock Appreciation Right under the Plan, or having been so selected, to be selected to receive a future Stock Appreciation Right.

6.07 Plan Termination Date. All Stock Appreciation Rights granted under the Plan shall be granted prior to the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, Awards granted prior to the tenth anniversary of the Effective Date shall continue under the Plan in accordance with their terms.

6.08 Nontransferability. Except as specifically provided by a duly executed Award Agreement or approved by the Committee, a Stock Appreciation Right or any of the rights thereunder may be exercised by such Participant only, and may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether voluntarily, involuntarily or by operation of law, including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Stock Appreciation Right, such Stock Appreciation Right and all rights thereunder shall immediately and automatically become null and void. A domestic relations order purporting to authorize a transfer of a Stock Appreciation Right shall not be recognized as valid.

6.09 Other Compensation Plans. The adoption of this Plan shall not affect any other existing or future incentive or compensation plans for directors, officers or employees of the Company or its Subsidiaries. Further, the adoption of this Plan shall not preclude the Company or its Subsidiaries from:

(a) Establishing any other forms of incentive or other compensation for officers, employees, consultants or advisors or directors of the Company or its Subsidiaries; or

(b) Assuming any forms of incentives or other compensation of any person or entity in connection with the acquisition or the business or assets, in whole or in part, of any person or entity.

6.10 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

6.11 Tax Withholding. Each Participant shall, no later than the date as of which the cash payment of a Stock Appreciation Right exercised hereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or request the deduction of cash from the payment, or make other arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law, or deemed advisable by the Company, to be withheld with respect to such income. The Committee may permit payment of such taxes to be made through the tender of cash or securities, or any other arrangement satisfactory to the Committee. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

6.14 No Golden Parachute Payments. Notwithstanding any other provision in this Plan to the contrary, the Company shall not be required to make any payment under the Plan or any Award Agreement that would constitute a golden parachute payment within the meaning of Section 18(k) of the Federal Deposit Insurance Act, as amended, that is then prohibited by applicable law.

6.15 Non-Contravention of Securities Laws. Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or state securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

6.16 Unenforceability of a Particular Provision. The unenforceability of any particular Plan provision shall not affect the other provisions, and this document shall be construed in all respects as if such unenforceable provision were omitted.

ARTICLE VII
CHANGE IN CONTROL AND OTHER CORPORATE EVENTS

7.01 Change in Control. Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, the Committee may in its sole and absolute discretion, provide on a case by case basis that some or all outstanding Stock Appreciation Rights (i) shall become immediately exercisable or vested, without regard to any limitation imposed pursuant to the Plan, (ii) shall terminate; provided, however, that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Stock Appreciation Rights in whole or in part, (iii) shall terminate, provided that Participants shall be entitled to a cash payment equal to the excess of the aggregate Change in Control Price with respect to shares subject to the vested portion of a Stock Appreciation Right over the aggregate Base Value of the shares subject to the vested portion of the Stock Appreciation Right; or (iv) shall be assumed by the Company’s successor in accordance with the terms of the applicable purchase agreement or merger agreement between the Company and the Company’s successor.

7.02 Change in Status of Subsidiary. Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity which was previously a Subsidiary is no longer a Subsidiary, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion (i) provide on a case by case basis that some or all outstanding Stock Appreciation Rights held by a Participant employed by or performing service for such entity may become immediately exercisable or vested, without regard to any limitation imposed pursuant to the Plan and/or (ii) treat the employment or other services of a Participant employed by such entity as terminated, if such Participant is not employed by the Company or any Subsidiary immediately after such event.

ARTICLE VIII
PLAN PERMANENCY AND PLAN TERMINATION

8.01 Effective Date. This Plan shall become effective upon its adoption by the Board of Directors of the Company (the “Effective Date).

8.02 Termination, Amendment, and Modification of Plan. The Board of Directors may at any time terminate or suspend, and may at any time and from time to time and in any respect amend or modify, the Plan including as is deemed necessary or advisable for the purpose of conforming the Plan or any Award Agreement to any present or future law relating to the Plan and to the administrative regulations promulgated thereunder.